As filed with the Securities and Exchange Commission on January 10, 2000
                                                  Registration No. 333-_____
============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                        International Game Technology
           (Exact name of registrant as specified in its charter)
                             ___________________

              Nevada                                88-0173041
 (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)               Identification No.)

                  9295 Prototype Drive, Reno, Nevada 89511
                               (702) 448-7777
        (Address and telephone number of principal executive offices)
                             ___________________

                Barcrest Savings Related Share Option Scheme
                          (Full title of the plan)
                             ___________________

                               Sara Beth Brown
          Vice President, General Counsel and Secretary
                        International Game Technology
                  9295 Prototype Drive, Reno, Nevada 89511
                   (Name and address of agent for service)
                             ___________________

 Telephone number, including area code, of agent for service: (702) 448-7777
                             ___________________

                                  Copy to:
                           Joseph J. Herron, Esq.
                            O'MELVENY & MYERS LLP
                    610 Newport Center Drive, Suite 1700
                      Newport Beach, California  92660
                             ___________________

                      CALCULATION OF REGISTRATION FEE

                                  Proposed      Proposed
                                  maximum       maximum
Title of            Amount        offering      aggregate      Amount of
securities          to be         price         offering       registration
to be registered    registered    per unit      price          fee
----------------------------------------------------------------------------

Common Stock,       300,000       $20.21875<2>  $6,065,625<2>  $1602<2>
$0.000625 par       shares<1>
value per share
----------------------------------------------------------------------------

      <1>  This Registration Statement covers, in
           addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Barcrest Savings Related
           Share Option Scheme (the "Plan"), may become subject to the Plan.
     <2>   Pursuant to Rule 457(h), the maximum offering
           price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on January 6, 2000 as reported on the New York Stock Exchange and published in The Western Edition of The Wall Street Journal.

The Exhibit Index for this Registration Statement is at page 9.
============================================================================

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents of International Game Technology
(the "Company") filed with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1998;

     (b) The Company's Quarterly Reports on Forms 10-Q for its quarterly periods ended January 2, 1999, April 3,
          1999, and July 3, 1999;

     (c) The Company's Current Reports on Forms 8-K filed with the Commission on December 23, 1998, March 12, 1999,
          April 29, 1999, April 30, 1999, July 23, 1999 and
          September 8, 1999; and

     (d) The description of the Company's Common Stock contained in its Registration Statement on Form S-3 dated April 23, 1991, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The Company's Common Stock, par value $0.000625 per share
(the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

     The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Sara Beth Brown. Ms. Brown is Vice President, General Counsel and Secretary of the Company, is compensated as an employee of the Company, is the holder of restricted shares of the Company's Common Stock and options to acquire shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers

     Nevada Revised Statutes ("NRS") Section 78.037(1) allows a Nevada corporation to provide in its articles of incorporation for the elimination or limitation of the personal liability of a director or an officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or an officer. Any such provision cannot eliminate or limit a director or an officer's liability (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, and (2) payment of distributions in violation of Section 78.300 of the NRS.

     Section 78.751 of the NRS allows a Nevada corporation to indemnify any person who was, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may be against expenses (including attorneys' fees), judgments, fees and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. A Nevada corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation after exhaustion of all appeals therefrom. When an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which he or she actually and reasonably incurred in connection with the defense. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under a corporation's bylaws, by agreement, vote or otherwise, provided that indemnification will not be allowed if a final adjudication establishes that the acts and omissions of the director or officer involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action (unless indemnification is ordered by a court of competent jurisdiction).

     In accordance with the NRS, Article V of the Company's Articles of Incorporation provides that no officer or director of the Company shall have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for (1) any breach of the officer's or director's duty of loyalty to the Company, (2) acts or omissions not in good faith which involve intentional misconduct, fraud or a knowing violation of law, (3) distributions in violation of the NRS or
(4) any transaction from which the officer or director derived an improper personal benefit. The provisions of Article V do not limit or preclude indemnification of an officer or director by the Company for any liability of the officer or director which has not been eliminated by the provisions of the Article. In the event that the law of the State of Nevada is amended subsequently so as to authorize corporate action further eliminating or limiting the liability of officers or directors, the liability of officers or directors shall thereupon be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Nevada, as amended from time to time.

     Section 4.10 of the Company's By-Laws provides that the Company is obligated to provide indemnity to directors and officers of the Company to the fullest extent permitted by the laws of the State of Nevada against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such persons in their capacities as such. The By-Laws also provide that the Company may provide indemnification to employees and agents of the Company, with the same scope and effect of the foregoing indemnification of directors and officers. Under the By-Laws, the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or thereafter acquire under any statute, provisions of the Articles of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. The By-Laws also provide that any director, officer, employee or agent of the Company shall be indemnified against all costs and expenses actually and reasonably incurred by him as a witness in any action, suit or proceeding. The By-Laws further provide that the Board of Directors may enter into indemnification agreements with any directors, officers, employees and agents of the Company as it may designate from time to time, such agreements to provide in substance the indemnification set forth in the By-Laws.

     The Company has a policy of directors and officers liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. In addition, the Company has entered into indemnification agreements with its directors and officers which provide that the Company is required to indemnify such directors and officers, to the maximum extent permitted by the laws of the State of Nevada.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See the attached Exhibit Index on page 9.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

              (ii)  To reflect in the prospectus any facts
          or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and
    (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 31st day of December, 1999.



                              By: /s/ Sara Beth Brown
                                 -------------------------------
                                 Sara Beth Brown
                                 Vice President, General Counsel,
                                 Secretary and Treasurer

                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Charles N. Mathewson, G. Thomas Baker, and Sara Beth Brown, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                Title                    Date

/s/ Charles N. Mathewson
---------------------------   Chairman of the Board   December 31, 1999
Charles N. Mathewson          and Chief Executive
                              Officer (Principal
                              Executive Officer)

/s/ Maureen T. Mullarkey
---------------------------   Vice President,         December 31, 1999
Maureen T. Mullarkey          Finance, Treasurer
                              and Chief Financial
                              Officer (Principal
                              Financial and
                              Accounting Officer)

/a/ Albert J. Crosson
---------------------------   Director                December 31, 1999
Albert J. Crosson

/s/ Wilbur K. Keating
---------------------------   Director                December 31, 1999
Wilbur K. Keating


/s/ Warren L. Nelson
---------------------------   Director                December 31, 1999
Warren L. Nelson

/s/ Frederick B. Rentschler
---------------------------   Director                December 31, 1999
Frederick B. Rentschler

/s/ John J. Russell
---------------------------   Director                December 31, 1999
John J. Russell

---------------------------   Director                December 31, 1999
Rockwell A. Schnabel


---------------------------   Director                December 31, 1999
Claudine B. Williams

                          EXHIBIT INDEX


Exhibit
Number               Description of Exhibit
-------              ----------------------

4.         The Rules of the Barcrest Savings Related Share
           Option Scheme.

5.         Opinion of Company Counsel (opinion re legality).

23.1 Consent of Deloitte & Touche LLP (consent of independent auditors).

23.2       Consent of Company Counsel (included in Exhibit 5).

24.        Power of Attorney (included in this Registration
           Statement under "Signatures").